Exhibit 99.1

CV Sciences, Inc. Reports Second Quarter-End 2026 Financial Results

San Diego, CA - August 13, 2026 (ACCESS Newswire) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended June 30, 2026.

Second Quarter 2026 and Recent Financial, Operating and Regulatory Highlights

•
Generated revenue of $3.0 million for the second quarter 2026 compared to $3.6 million for the second quarter 2025 and compared to $3.2 million for the first quarter 2026;
•
Recognized gross margin of 48.6% for the second quarter 2026 compared to 50.9% for the second quarter 2025 and compared to 48.9% for the first quarter 2026;
•
Cash balance of $0.3 million at quarter and year end;
•
Reduced operating expenses by 11.3% to $1.7 million for the second quarter 2026 compared to $2.0 million for the second quarter 2025, and by 6.9% from $1.9 million in the first quarter 2026;
•
Recognized an adjusted EBITDA loss of $0.1 million for the second quarter 2026 compared to positive adjusted EBITDA of $0.1 million for second quarter 2025 and compared to an adjusted EBITDA loss of $0.1 million for the first quarter 2026;
•
Expanded the +PlusHLTH™ portfolio with personalized wellness solutions for healthy aging;
•
Launched PlusHLTH.com, a new dedicated e-commerce platform strengthens the Company's strategy to build a leading science-backed health and wellness portfolio; and
•
U.S. Senate voted 61-32 to approve Continuing Resolution H.R. 6500, which delays the implementation of restrictive provisions for hemp-derived cannabinoid products, allowing valuable time to develop a longer-term solution and sensible regulatory framework for hemp-derived products.

"Our second quarter results reflect continued disciplined execution despite a challenging regulatory and consumer environment. While revenue remained under pressure, we maintained healthy gross margins, further reduced operating expenses, and continued to strengthen the financial foundation of the business. We believe these actions position us to improve profitability and generate positive cash flow as market conditions normalize," stated Joseph Dowling, Chief Executive Officer of CV Sciences. "During the quarter, we also expanded our +PlusHLTH™ portfolio with personalized wellness solutions designed to support healthy aging, further advancing our strategy to diversify beyond cannabinoids into broader science-based wellness categories. Looking ahead, we remain focused on disciplined capital allocation, operational excellence, and selectively pursuing strategic opportunities that strengthen our brands and create long-term shareholder value."

Operating Results - Second Quarter 2026 Compared to Second Quarter 2025

Sales for the second quarter 2026 were $3.0 million, a decrease of 17.5% from $3.6 million in the second quarter 2025. The decline is driven by lower sales volume due to restrictive regulations at the federal level and in certain states. The total number of units sold during the second quarter 2026 decreased by 14.9% compared to the second quarter of 2025. We also realized some minor decreases in average sales prices. In addition, 44% of our net revenue for the second quarter 2026 was from new products launched since January 1, 2023. During this time period, we launched 52 new products.

We generated an operating loss of $0.3 million in the second quarter 2026, compared to an operating loss of f $0.1 million in the second quarter 2025. The change is mostly due to lower sales and associated gross profit, partially offset by reduced operating expenses. We had negative adjusted EBITDA of $0.1 million for the second quarter 2026 compared to positive adjusted EBITDA of $0.1 million in the second quarter 2025.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1769578&tp_key=ae0ce79bc9. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday, August 20, 2026, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13761707.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling hemp-extract brand in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company also produces non-cannabinoid supplements under its +PlusHLTH™ brand, with targeted formulations to optimize health, improve performance, and increase vitality. Our Cultured Foods™ brand provides a variety of 100% plant-based food products that are distributed primarily in the EU and other select markets. Cultured Foods™ caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product sales, net	$2,985	$3,620	$6,180	$7,226
Cost of goods sold	1,535	1,776	3,168	3,724
Gross profit	1,450	1,844	3,012	3,502

Operating expenses:
Research and development	18	50	36	80
Selling, general and administrative	1,733	1,925	3,595	4,064
Benefit from reversal of accrued payroll taxes	—	—	—	(522)
Total operating expenses	1,751	1,975	3,631	3,622

Operating loss	(301)	(131)	(619)	(120)

Other expense (income):
Gain on extinguishment of debt	—	—	(20)	(38)
Loss on debt conversion	104	—	249	—
Change in fair value of convertible notes	364	—	471	—
Interest expense, net	1	130	94	281
Total other expense	469	130	794	243

Loss before income taxes	(770)	(261)	(1,413)	(363)
Income tax expense	5	—	5	7
Net loss	$(775)	$(261)	$(1,418)	$(370)

Weighted average common shares outstanding, basic and diluted	205,086	184,264	198,943	184,264

Net loss per common share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

CV SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash	$266	$278
Accounts receivable, net	348	402
Inventory	3,965	4,087
Prepaid expenses and other	300	366
Total current assets	4,879	5,133

Property and equipment, net	319	344
Right of use assets	215	347
Intangibles, net	62	76
Goodwill	999	1,015
Other assets	47	47
Total assets	$6,521	$6,962

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,059	$1,044
Accrued expenses	2,631	2,447
Current portion of operating lease liability	218	247
Convertible notes, at fair value	1,017	—
Current portion of long-term debt, net	18	1,262
Total current liabilities	4,943	5,000

Operating lease liability	—	100
Debt, net	—	387
Deferred tax liability	7	7
Total liabilities	4,950	5,494

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 share issued as of June 30, 2026 and December 31, 2025; and no shares outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of June 30, 2026 and December 31, 2025; 213,122 and 184,264 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	21	18
Additional paid-in capital	90,881	89,330
Accumulated deficit	(89,357)	(87,939)
Accumulated other comprehensive income	26	59
Total stockholders' equity	1,571	1,468

Total liabilities and stockholders' equity	$6,521	$6,962

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(1,418)	$(370)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	45	140
Stock-based compensation	296	250
Amortization of debt discount	91	279
Loss on debt conversion	26	—
Initial fair value of true-up convertible notes issued	223	—
Change in fair value of convertible notes	471	—
Amortization of right of use assets	131	112
Gain on debt extinguishment	(20)	(38)
Benefit from reversal of accrued payroll tax	—	(522)
Other	(12)	105
Change in operating assets and liabilities:
Accounts receivable, net	66	(12)
Inventory	110	698
Prepaid expenses and other	64	77
Accounts payable and accrued expenses	177	(390)
Operating lease liabilities	(129)	(123)
Net cash flows provided by operating activities	121	206

INVESTING ACTIVITIES
Purchases of property and equipment	(10)	(89)
Net cash flows used in investing activities	(10)	(89)

FINANCING ACTIVITIES
Proceeds from note payable	—	1,200
Debt issuance costs related to note payable	(15)	(82)
Repayment of note payable	—	(686)
Repayment of unsecured debt	(107)	(119)
Net cash flows provided by (used in) financing activities	(122)	313
Effect of exchange rate changes on cash	(1)	2
Net increase (decrease) in cash	(12)	432
Cash, beginning of period	278	454
Cash, end of period	$266	$886
Supplemental cash flow disclosures:
Interest paid	$3	$4
Income tax paid	$6	$7
Supplemental disclosure of non-cash transactions:
Conversion of convertible notes	$(1,257)	$—
Issuance of convertible notes	$1,805	$—
Services paid with common stock	$—	$60
Right of use asset financed by lease liabilities	$—	$486
Original issuance discount for note payable	$—	$(400)

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation, amortization, interest, and income tax expense, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the three and six months ended June 30, 2026 and 2025 is detailed below (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss - GAAP	$(775)	$(261)	$(1,418)	$(370)
Stock-based compensation (1)	148	132	296	250
Loss on debt conversions (2)	104	—	249	—
Change in fair value of convertible notes (3)	364	—	471	—
Gain on debt extinguishment (4)	—	—	(20)	(38)
Note discount (5)	—	130	91	279
Benefit from reversal of accrued payroll tax (6)	—	—	—	(522)
Net income (loss) - non-GAAP	$(159)	$1	$(331)	$(401)

Diluted EPS - GAAP	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Stock-based compensation (1)	—	—	—	—
Loss on debt conversions (2)	—	—	—	—
Change in fair value of convertible notes (3)	—	—	0.01	—
Gain on debt extinguishment (4)	—	—	—	—
Note discount (5)	—	—	—	—
Benefit from reversal of accrued payroll tax (6)	—	—	—	—
Diluted EPS - non-GAAP	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Shares used to calculate diluted EPS - GAAP and non-GAAP	205,086	184,264	198,943	184,264

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents the loss on debt conversions related to the true-up obligation.
(3)
Represents change in fair value of our convertible notes.
(4)
Represents gain on extinguishment of debt related to our Streeterville note payable in 2025 and the extinguishment of our note payable with an Investor in 2026.
(5)
Represents amortization of OID/debt issuance costs for notes payable.
(6)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2026 and 2025 is detailed below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(775)	$(261)	$(1,418)	$(370)
Depreciation expense	16	52	32	128
Amortization expense	5	6	12	12
Interest expense, net	1	130	94	281
Income tax expense	5	—	5	7
EBITDA	(748)	(73)	(1,275)	58
Stock-based compensation (1)	148	132	296	250
Loss on debt conversions (2)	104	—	249	—
Change in fair value of convertible notes (3)	364	—	471	—
Gain on debt extinguishment (4)	—	—	(20)	(38)
Benefit from reversal of accrued payroll tax (5)	—	—	—	(522)
Adjusted EBITDA	$(132)	$59	$(279)	$(252)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents the loss on debt conversions related to the true-up obligation.
(3)
Represents change in fair value of our convertible notes.
(4)
Represents gain on extinguishment of debt related to our notes payable.
(5)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.